Exhibit 5.1

2 December 2025	Our Ref: RN/MS/dss/W3229-A05127

Kestra Medical Technologies, Ltd. Cumberland House, 7th Floor 1 Victoria Street Hamilton, HM11 Bermuda

Dear Addressee

KESTRA MEDICAL TECHNOLOGIES, LTD (THE “COMPANY”)

We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with the preparation and filing on behalf of the Company of an Abbreviated Registration Statement (as defined in Schedule 1), initially filed by the Company on or about 2 December 2025 with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), as amended. The Abbreviated Registration Statement relates to the proposed offering of 575,000 additional common shares of par value of US$1.00 each in the capital of the Company (the “Additional Offered Shares”), of which 75,000 common shares are subject to purchase upon exercise of the underwriters’ option to purchase additional shares, under the Underwriting Agreement (as defined in Schedule 1), all to be offered for sale or issue at the price and on the terms as determined in the original Registration Statement (as defined in Schedule 1) (the “Amended Offering”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 (the “Documents”).

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that the Additional Offered Shares have been duly authorised and the Additional Offered Shares will be validly issued, fully paid and non-assessable upon payment for and delivery of the Additional Offered Shares as contemplated by the Abbreviated Registration Statement and the Underwriting Agreement (as defined in Schedule 1). Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that the Additional Offered Shares have been duly authorised and the Additional Offered Shares will be validly issued, fully paid and non-assessable upon payment for and delivery of the Additional Offered Shares as contemplated by the Abbreviated Registration Statement and the Underwriting Agreement (as defined in Schedule 1).

Walkers (Bermuda) Limited

Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda

T +1 441 242 1500 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

The title of “partner’ is used to refer to a consultant or employee of Walkers (Bermuda) Limited with equivalent standing and qualifications.

WALKERS	Page 2

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this Offering and may not be relied upon by any other person without our prior written consent.

We understand that the Company wishes to file this opinion as an exhibit to the Abbreviated Registration Statement as Exhibit 5.1 and to reference this firm under the caption “Legal Matters” in the original Registration Statement, and we hereby consent thereto.

This opinion shall be construed in accordance with the laws of Bermuda.

Yours faithfully

/s/ Walkers (Bermuda) Limited

WALKERS (BERMUDA) LIMITED

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 20 May 2021, the Memorandum of Association as registered on 20 May 2021 (the “Memorandum of Association”), the Amended and Restated Bye-laws (the “Bye-laws”) of the Company as adopted on 7 March 2025, Register of Members, Register of Directors and Officers and the Certificate of Deposit of Memorandum of Increase of Share Capital in each case of the Company, copies of which have been provided to us (together the “Company Records”).

2.

A copy of the minutes of a meeting held by the board of directors of the Company on 18 November 2025 (the “Minutes”) and the resolutions of the pricing committee of the board of directors dated 2 December 2025 (together, the “Resolutions”).

3.	Copies of the following documents:

(a)

The Registration Statement on Form S-1 (Registration No. 333-291854) originally filed on 1 December 2025 by the Company with the SEC registering the offered shares under the Exchange Act (as filed, the “Registration Statement”).

(b)

The Registration Statement on Form S-1 filed on 2 December 2025 by the Company with the SEC pursuant to Rule 462(b) of the Securities Act registering the Additional Offered Shares under the Exchange Act (as fined, the “Abbreviated Registration Statement”).

(c)

The draft form of the Underwriting Agreement to be entered into between the Company and BofA Securities, Inc., Piper Sandler & Co., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives on behalf of the several underwriters listed therein (the “Underwriting Agreement”).

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.

There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Documents or in any contracts or instruments, including but not limited to indentures and instruments, prepared in relation to the offer and creation of any of the Shares, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us.

3.	The Memorandum of Association and Bye-laws reviewed by us are the memorandum of association and amended and restated bye-laws of the Company and are in force at the date hereof.

4.	The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws to be recorded therein are so recorded.

5.

The Resolutions have been duly executed by or on behalf of each director of the Company and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

WALKERS	Page 5

SCHEDULE 3

QUALIFICATIONS

1.	We express no opinion upon any provisions in the Documents which contain a reference to any law or statute that is not a Bermudian law or statute.

2.

Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

3.

“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no member shall be:

(a)	obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and

(b)

bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which they became a member, if and so far as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise to pay money to, the Company.